UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

#200-1687 West Broadway, Vancouver, B.C., Canada V6J 1X2

(Address of principal executive offices)

Registrant's Telephone Number, including area code: 604-738-1143

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2006, the Company entered into an agreement with Candorado Operating Company Ltd. ("Candorado") under which the Company was granted an option to acquire up to an undivided 60% interest in three mineral claims located in the Clinton Mining District of British Columbia, Canada (the "Claims") in consideration of the payment of $5,000 (CDN). The Company can earn an undivided 50% interest in the Claims by paying a further sum of $45,000 (CDN) on or before January 31, 2007, plus carrying out a $200,000 (CDN) exploration and development program on the Claims on or before December 15, 2007. Upon exercising its option to acquire an undivided 50% interest in the Claims, the Company has been granted a further option by Candorado to acquire an additional 10% interest in the Claims by carrying out a further $250,000 (CDN) exploration and development on the three claims on or before December 15, 2008. In the event that the Company acquires an interest in the three mining claims, the Company and Candorado have further agreed, at the behest of either party, to negotiate a joint venture agreement for further exploration and development of the Claims. The Agreement is filed as Exhibit 10 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Financial Statements:              None

Exhibits:                                 10 Agreement with Candorado Operating Company Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Brian Smith

Brian Smith, President